EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-88008) and the Registration Statements on Form S-8 (File Nos. 33-44547, 33-82782, 333-43024, 333-43024, 333-42383 and
333-101571) of Osteotech, Inc. of our reports dated March 1, 2004, relating to the financial statements and financial statement schedule, which appear in this Form 10-K.


/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

Florham Park, New Jersey
March 15, 2004